                                                                 EXHIBIT (10.42)

                           INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made this 15th day of May, 2003 between Akorn, Inc., a Louisiana corporation (the "Company"), and Arthur S. Przybyl ("Indemnitee").

Recitals.

     A. Indemnitee is an executive officer of the Company and in such capacity is performing valuable services for the Company.

     B. The Bylaws of the Company provide for the indemnification of its officers and directors as permitted by the General Corporation Law of the State of Louisiana (the "State Law"). Such Bylaws and the State Law specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of its Board of Directors and its executive officers with respect to indemnification of such directors and officers.

     To induce Indemnitee to continue to serve as an executive officer of the Company, the parties hererto hereby agree as follows:

     1.  Intentionally Omitted.

     2. Additional Indemnity. Subject to Section 3 below, the Company further agrees to hold harmless and indemnify the Indemnitee against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action brought in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee executes, submits to or files with the U.S. Securities and Exchange Commission any certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 or Rule 13(a)-14 promulgated under the Securities Exchange Act of 1934.

     3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 of this Agreement shall be paid by the Company (a) to the extent Indemnitee is indemnified pursuant to any policy of directors and officers liability insurance purchased and maintained by the Company or (b) on account of Indemnitee's conduct which is finally adjudged by a Court having jurisdiction in the matter to have been knowingly fraudulent, deliberately dishonest, willful or intentional misconduct; or (c) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is unlawful. In no event shall the additional indemnity provided herein apply to any certifications executed, submitted to or filed with the U.S. Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 or Rule 13(a)-14 promulgated under the Securities Exchange Act of 1934 covering periodic reports for any period throughout which the Chief Financial Officer of the Company reports on financial and accounting matters directly to Indemnitee (each, an "Excluded Period").

     4. Contribution. If for any reason the indemnification provided for in this Agreement is unavailable to the Indemnitee or is insufficient to hold Indemnitee harmless as contemplated by this Agreement, then the Company shall contribute to the amount paid or payable by the Company to any Indemnitee as a result of such loss, claims, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and the Indemnitee, but also the relative fault of the past or present employees, officers, directors and agents and contractors of the Company and the Indemnitee, as well as any other relevant equitable considerations. Absent a final decision by a Court having jurisdiction in the matter to the contrary, the applicable contributions shall be 99% by the Company and 1% by the Indemnitee.

     5. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit, proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that Indemnitee executed, submitted to, or filed a certification with the U.S. Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 or Rule 13(a)-14 promulgated under the Securities Exchange Act of 1934 other than for an Excluded Period.

     6. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

         (a) The Company shall be entitled to participate therein at its own expense;

         (b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably acceptable to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expense subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel of his own choice in such action, suit or proceeding, provided that the fees and expenses of any such counsel incurred after notice from the Company of its assumption of the defense thereof shall be the sole obligation of Indemnitee unless (i) the employment of such counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or
     (iii) the Company shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

          (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold, delay or condition their consent to any proposed settlement.

     7. Advancement and Repayment of Expenses. Expenses incurred by Indemnitee in defending any action, suit or proceeding referred to in Section 2 of this Agreement shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined in a final decision by a Court having jurisdiction in the matter that the Indemnitee is not entitled to indemnification by the Company for such expenses. Indemnitee agrees to reimburse the Company in accordance with any such undertaking.

     8.  Enforcement.

         (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as an officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

         (b) In the event Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action (including attorneys' fees at any stage including on appeal).

     9. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others. If any provisions hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     10.  Governing Law; Binding Effect; Amendment.

          (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Louisiana.

          (b) This Agreement shall be binding upon Indemnitee and upon the Company and its successors and assigns including any purchaser of all or substantially all of the assets of the Company, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company and its successors and assigns including any purchaser of all or substantially all of the assets of the Company.

     (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


AKORN, INC.                         INDEMNITEE:



By: /s/ Bernard J. Pothast          /s/ Arthur S. Przybyl
   ---------------------------      ------------------------------
      Bernard J. Pothast               Arthur S. Przybyl
      Chief Financial Officer